Exhibit P

                         FORM OF SUBSCRIPTION DOCUMENT
                     FOR PURCHASE OF MEMBERSHIP INTERESTS



         Name of Subscriber:







                     FORTRESS PINNACLE INVESTMENT FUND LLC
                    (A Delaware Limited Liability Company)



                            SUBSCRIPTION DOCUMENTS

                                      FOR

                             MEMBERSHIP INTERESTS




                      This subscription package contains:

                      Instructions to Investors (p. A-1)
              Confidential Investor Questionnaire (p. B-1 to B-3)
                    Subscription Agreement (p. C-1 to C-10)
                            Signature Page (p. D-1)





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                            MEMBERSHIP INTERESTS IN
              FORTRESS PINNACLE INVESTMENT FUND LLC (the "Fund")
                         (the "Membership Interests")



                           INSTRUCTIONS TO INVESTORS

AFTER YOU HAVE CAREFULLY REVIEWED THE FUND'S LIMITED LIABILITY AGREEMENT (THE "Fund Agreement") AND HAVE DECIDED TO SUBSCRIBE FOR AND PURCHASE INTERESTS, PLEASE OBSERVE THE FOLLOWING INSTRUCTIONS (CAPITALIZED TERMS NOT DEFINED HEREIN HAVE THE SAME MEANINGS AS IN THE FUND AGREEMENT):

Purchase Procedure:


Item A.      Confidential Investor      An authorized officer, partner,
             Questionnaire              trustee or individual must complete
                                        the Questionnaire and sign on page B-3.

Item B.      Subscription Agreement     Read the Subscription Agreement in its
                                        entirety and make the representations
                                        contained therein and agree to its
                                        terms by executing the Signature Page.

Item C.      Signature Page             Complete the Signature Page by
                                        indicating the aggregate dollar amount
                                        of the Subscriber's Commitment and
                                        signing the signature page.

             Deliver these completed    Fortress Pinnacle Investment Fund LLC
             subscription documents     c/o FIG Advisors LLC
             in their entirety to       1251 Avenue of the Americas
                                        16th Floor
                                        New York, New York 10020
                                        Attn: Mr. Randal A. Nardone


ALL INFORMATION SUPPLIED IN THE SUBSCRIPTION DOCUMENTS MUST BE TYPED OR PRINTED IN INK.


                                      A-1

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                     FORTRESS PINNACLE INVESTMENT FUND LLC
                      CONFIDENTIAL INVESTOR QUESTIONNAIRE

1. Name of Subscriber ________________________________________________________

______________________________________________________________________________

Address of Principal Office (including Zip Code) _____________________________

______________________________________________________________________________

Telephone No. ________________________________________________________________

Telecopy No. _________________________________________________________________

Type of entity (e.g., corporation, trust, limited partnership, general partnership, real estate investment trust)

______________________________________________________________________________

______________________________________________________________________________

Date of Formation or Incorporation ___________________________________________

Jurisdiction of Formation or Incorporation ___________________________________

U.S. Taxpayer Identification Number (if any) _________________________________

2. Each Subscriber must initial at least one of the following statements.

___ (a )Subscriber certifies that it is a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") or a savings and loan association or other institution as defined in Section 3(a)(5) of the Securities Act, whether acting in its individual or fiduciary capacity.

___ (b) Subscriber certifies that it is a broker-dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934.

___ (c) The Subscriber certifies that it is an insurance company as defined in
Section 2(13) of the Securities Act.

___ (d) The Subscriber certifies that it is an investment company registered under the Investment Company Act of 1940 (the "1940 Act") or a business development company as defined in Section 2(a)(48) of the 1940 Act or a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ (e) The Subscriber certifies that it is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and either (i) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor or (ii) with total assets in excess of $5,000,000 or a self-directed employee benefit plan whose investment decisions are made solely by persons that are "Accredited Investors" as defined in the Securities Act.

___ (f) The Subscriber certifies that it is a corporation, partnership, Massachusetts or similar business trust or organization described in Section 501(c)(3) of the Internal Revenue Code or other entity and has a net worth of at least five times the aggregate Subscription Commitment subscribed for or was not formed and is not being utilized solely for the specific purpose of acquiring the Membership Interests offered, with total assets in excess of $5,000,000.

___ (g) The Subscriber certifies that it is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000.

___ (h) The Subscriber certifies that it is an institutional investor that is a qualified institutional buyer, within the meaning of Rule 144A under the Securities Act ("QIB").

___ (i) The Subscriber certifies that it is an institutional accredited investor meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D ("Regulation D") under the Securities Act that is not a QIB.

___ (j) The subscriber certifies that it is not a "U.S. Person" within the meaning of Regulation S promulgated under the Securities Act.

3. Each Subscriber must provide the following information:

(A) Corporations MUST provide the articles of incorporation, by-laws (or other organizational documents as may be applicable under the laws of the jurisdiction where such corporations are organized) and corporate resolution or other evidence of the due authorization of the purchase of the Membership Interest and the authorization of the person(s) signing the subscription documents to do so. All the documents must be certified by the Secretary or Assistant Secretary of the corporation (or such other officer of the Corporation as may be authorized under applicable laws) as being true and correct copies thereof and in full force and effect.

(B) Partnerships MUST provide a copy of the partnership agreement showing the date of formation and giving evidence of the authority of the person(s) signing the subscription documents to do so.

(C) Trusts MUST provide a copy of the trust agreement showing the date of formation and giving evidence of the authority of the person(s) signing the subscription documents to do so.

4. Prevention of Money Laundering.

(A) The Subscriber understands, acknowledges, represents and agrees (i) that the acceptance of these subscription documents together with the appropriate remittance will not breach any applicable money laundering rules or regulations, (ii) to provide promptly to the Fund and FIG Advisors LLC (the "Advisor") documentation verifying its identity, (iii) that due to money laundering requirements operating within their respective jurisdictions, the Fund and the Advisor may require further evidence of the Subscriber's identity before these subscription documents can be processed, and (iv) to hold harmless and indemnify each of the Fund and the Advisor against any losses arising from the failure to process such Subscriber's application if such Subscriber does not provide such information requested.

(B) The Subscriber understands, acknowledges, represents and agrees that many jurisdictions are in the process of changing or creating anti-money laundering, embargo and trade sanctions, or similar laws, regulations, requirements (whether or not with force of law) or regulatory policies and many financial intermediaries are in the process of changing or creating responsive disclosure and compliance policies (including, without limitation, regulations that are expected to be issued in the U.S. on or about October 24, 2002, which will apply to the Fund) (collectively "Requirements") and the Fund could be requested or required to obtain certain assurances from the Subscriber, disclose information pertaining to it to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other

                                      B-2

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related actions in the future. The Subscriber understands, acknowledges, represents and agrees that it is the Fund's policy to comply with Requirements to which it is or may become subject and to interpret them broadly in favor of disclosure. The Subscriber hereby agrees, and by reason of owning any Membership Interests will be deemed to have agreed, that the Subscriber will provide additional information or take such other actions as may be necessary or advisable for the Fund (in the Advisor's sole judgment) to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) or otherwise. The Subscriber hereby consents, and by reason of owning any Membership Interests will be deemed to have consented, to disclosure by the Fund and its agents to relevant third parties of information pertaining to the Subscriber in respect of Requirements or information requests related thereto, and to any other actions that the Fund (in the Advisor's sole judgement) determines is necessary or appropriate in order to comply with the Requirements, including, without limitation, actions that may negatively impact the Subscriber or its investment in the Fund.

         The Subscriber understands that Fortress Pinnacle Investment Fund LLC (the "Fund"), will be relying on the accuracy and completeness of the representations made above as well as the Subscriber's responses to the foregoing questions contained in the confidential Investor Questionnaire. The Subscriber understands that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim for damages as a result of such false representation.

         ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY BY THE FUND. However, the Subscriber agrees that the Fund may present this questionnaire to such parties as they deem appropriate if called upon to establish that the proposed offer and sale of the Membership Interests is exempt from registration under the Securities Act or meets the requirements of applicable state securities laws or any other applicable law or regulation.

         The Subscriber represents and warrants to the Fund, the Advisor and its affiliates as follows:

         (i) The representations made above and the answers to the questions herein are complete and correct and may he relied upon by the Fund, the Advisor and its affiliates;

         (ii) The Subscriber (if not a natural person) has been duly formed and is validly existing, with full power and authority to invest in the Fund;

         (iii) The Subscriber's Subscription Agreement and Signature Page have been duly and validly authorized, executed and delivered by the Subscriber and, upon the issuance of Membership Interests to the Subscriber, will constitute the valid, binding and enforceable agreements of the Subscriber; and

         (iv) The Subscriber will notify the Fund and the Advisor immediately of any material change in any representation made above or any statement made herein that occurs prior to the closing of the sale of the Membership Interests in the Fund and will promptly notify the Fund and the Advisor of any material change in any representation more above or any statement made herein that occurs subsequent to the closing of the sale of Membership Interests in the Fund.


                                      B-3

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                                           ___________________________________
                                                 Print Name of Subscriber


                                           By
                                             ---------------------------------
                                             Signature of Officer, Trustee,
                                             Partner or Individual


                                           ___________________________________
                                           Print Name of Officer, Trustee or
                                           Partner (as applicable)


                                           Title:______________________________

Dated: __________________, 2002



                                      B-4

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                          SUBSCRIPTION AGREEMENT FOR
                     FORTRESS PINNACLE INVESTMENT FUND LLC

Fortress Pinnacle Investment Fund LLC
c/o FIG Advisors LLC
1251 Avenue of the Americas, 16th Floor
New York, New York 10020
Attn: Mr. Randal A. Nardone

Ladies and Gentlemen:

         The undersigned hereby subscribes for the percentage of membership interests (the "Membership Interests") in Fortress Pinnacle Investment Fund LLC, a Delaware limited liability company (the "Fund"), set forth on the signature page hereof for the Commitment amount set forth thereon (minimum subscription $500,000 of Commitments, subject to the discretion of FIG Advisors LLC ("Advisor") and the Fund to accept subscriptions for less than $500,000 of Commitments). Terms used but not defined herein have the same meanings ascribed thereto in the Limited Liability Company Agreement of the Fund (the "Fund Agreement"), pursuant to which the Membership Interests of the Fund are being offered. Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Fund Agreement.

         1. The undersigned hereby agrees that this subscription is and shall be revocable until accepted by the Fund. The undersigned has been furnished with and has carefully read the Fund Agreement. The undersigned is aware that:

         (i) The Fund has only recently been formed and has no financial or operating history.

         (ii) The Fund reserves the unrestricted right to reject any subscription, in whole or in part, and no subscription will be binding unless and until accepted by the Fund. Subscriptions need not be accepted in the order received.

         (iii) There are substantial risks incident to the purchase of Membership Interests. The Subscriber acknowledges that it has been given the opportunity to conduct due diligence with respect to the Fund, FPA and Pinnacle Holdings Inc., that it has conducted such due diligence to its satisfaction, that it is aware of the risks associated with an investment in the Fund and accepts such risks.

         (iv) The Advisor will receive compensation in the form of a special allocation in connection with the Fund's operations. Affiliates of the Advisor may now be (and in the future may continue to be) engaged in businesses that are competitive with that of the Fund. The undersigned agrees and consents to these activities even though there may be conflicts of interest inherent in such activities and even though the undersigned will have no interest in such activities, subject to any restrictions with respect to such activities as set forth in the Fund Agreement.

         (v) No U.S. federal or state government or foreign agency has passed upon or endorsed the Membership Interests or made any finding or determination as to the fairness of this investment.

         (vi) The tax consequences to the undersigned of an investment in the Fund may depend on its circumstances. Neither the Fund, the Advisor nor any their respective affiliates or consultants, assumes any responsibility for the tax consequences to the undersigned of any investment in the Fund. In addition, there can be no assurance that income generated by or derived from the Fund will not be treated as unrelated business taxable income. The undersigned should consult its tax advisors regarding such issues.

         (vii) There can be no assurance that the Internal Revenue Code of 1986, as amended (the "Code") or the regulations thereunder will not be amended in such a manner as to materially and adversely affect the tax treatment of the Fund or its members. There can be no assurance that any applicable tax treaty or foreign tax law will not be amended or changed in such a manner is to deprive the holders of Membership Interest of some or all of the tax benefits they might now receive.

         (viii) The undersigned is subscribing for and, upon acceptance by the Fund, will become obligated to purchase, all of the Membership Interests subscribed for as indicated on the undersigned's Signature Page attached hereto.

         (ix) Each Subscriber must contribute all of its Commitment on the date of the Initial Closing.

         (x) Should the undersigned default in its obligation to make any required contribution of any portion of its Commitments, the undersigned agrees that the Fund may exercise any remedy available to it at law or in equity. The undersigned agrees that, not in limitation of any of the Fund's remedies, interest will accrue on the portion of its Commitment which the undersigned fails to fund, at the prime rate plus 2% per annum, up to the highest rate permitted under law. The Fund shall also be entitled to reimbursement from the undersigned for any and all costs and expenses incurred by the Fund in collecting any portion of the Commitments the undersigned fails to fund when required from the undersigned including, without limitation, attorneys' fees and disbursements (to the extent allowed under applicable law). Additionally, in the event of such a default, the undersigned may be subject to the additional remedies set forth in the Fund Agreement.

         (xi) The undersigned must bear the economic risk of its investment in the Fund for an indefinite period of time since the Membership Interests have not been registered for sale under the Securities Act and, therefore, cannot be sold or otherwise transferred unless either they are subsequently registered under the Securities Act or an exemption from such registration is available, and the Membership Interests cannot be sold or otherwise transferred unless they are registered under applicable state securities or blue sky laws or an exemption from such registration is available. The Fund currently has no intention of registering Membership Interests, and will be under no obligation to do so now or in the future.

         (xii) There is no established market for the Membership Interests, none is expected to develop and the undersigned bears the risk that no active trading market will develop. The Fund currently has no intention to facilitate the transfer of Membership Interests.

         (xiii) The undersigned's right to transfer the Membership Interests is restricted by the terms of the Fund Agreement.

         (xiv) The Membership Interests are being purchased for the undersigned's own account for investment, and not for distribution or resale to others. The undersigned agrees that it will only sell or otherwise transfer the Membership Interests in compliance with the Securities Act and other applicable laws and only (1) pursuant to Rule 144A under the Securities Act to an institutional investor that the holder reasonably believes is a qualified institutional buyer, within the meaning of Rule 144A ("QIB") purchasing for its own account or a QIB purchasing for the account of a QIB, whom the holder has informed, in each case, that the reoffer, resale, pledge, or other transfer is being made in reliance on Rule 144A, (2) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act, (3) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), subject to (a) the receipt by the Fund of a letter substantially in the form of Schedule 1 or Schedule 2 attached hereto or (b) the receipt by the Fund of an opinion of counsel acceptable to the Fund that such reoffer, resale, pledge or other transfer is in compliance with the Securities Act, or (4) to the Fund or its affiliates. The undersigned represents that it has adequate means of providing for its current needs and possible personal contingencies, and that it has no need for liquidity of this investment; (ii) the undersigned understands that all documents, records and books pertaining to this investment have been made available for inspection by the undersigned and the undersigned's attorney and/or accountant and/or offeree representative, and that the books and records of the Fund will be available on reasonably advance notice, for inspection by investors during reasonable hours at its principal place of business; and (iii) the undersigned understands that the Fund annually will provide financial statements, including a balance sheet and the related statements of income and retained earnings and changes in financial position, accompanied by a report of an independent public accountant stating that an audit of such financial statements has been made in accordance with generally accepted auditing standards, stating the opinion of the accountant in respect of the financial statements and the accounting principles and practice reflected therein and as to the consistency of the application of the accounting principles, and identifying any matters to which the accountant takes exception and stating, to the extent practicable, the effect of each such exception on such financial statements.

         (xv) The undersigned acknowledges and agrees that it is not entitled to cancel, terminate or revoke this subscription or any agreements of the undersigned hereunder, except as otherwise provided (i) herein, or (ii) under applicable law, and such subscription and agreements shall survive (x) changes in the transaction, documents and instruments described in the Fund Agreement which in the aggregate are not material or which are contemplated by the Fund Agreement and (y) the death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the undersigned; provided, however, that if the Fund shall not have accepted this subscription on or before the latest date on which the Fund accepts subscriptions for Membership Interests, this subscription, all agreements of the undersigned hereunder shall be canceled, and this Subscription Agreement will be returned to the Investor.

         2. The undersigned represents and warrants to the Advisor, its affiliates and the Fund that (the following representations and warranties shall survive the closing date applicable to the undersigned):

         (a) The undersigned has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of the Membership Interests and an investment in the Fund. The undersigned has carefully read the Fund Agreement, including the exhibits thereto.

         (b) The undersigned has been furnished any materials relating to the Fund, the offering of the Membership Interests or anything set forth in the Fund Agreement that it has requested, and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and obtain any additional information which the Fund or the Advisor possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any representations or information set forth in the Fund Agreement.

         (c) Representatives of the Fund or the Advisor have answered all inquiries that the undersigned has made of them concerning the Fund or any other matters relating to the formation and proposed operation of the Fund and the offering and sale of the Membership Interests. No statement, printed material or inducement that is contrary to the information contained in the Fund Agreement has been given or made by or on behalf of the Fund or the Advisor to the undersigned. Other than as set forth in the Fund Agreement, the undersigned is not relying on any other information, representation or warranty of the Fund. The undersigned has consulted to the extent deemed appropriate by the undersigned with the undersigned's tax advisor as to the financial, tax, legal and related matters concerning an investment in Membership Interests and on that basis believes that an investment in the Membership Interests is suitable and appropriate for the undersigned. The undersigned understands that Skadden, Arps, Slate, Meagher & Flom LLP acts as counsel to the Fund and the Advisor and no attorney client relationship exists with any other persons solely by virtue of such person making an investment.

         (d) The undersigned has not been furnished any offering literature other than the Fund Agreement, the documents attached as exhibits thereto and other materials that the Fund or the Advisor may have provided as contemplated in the Fund Agreement or at the request of the undersigned; and the undersigned has relied only on the information contained in the Fund Agreement and such exhibits and the information furnished or made available to the undersigned by the Fund or the Advisor as described in subparagraph (b) above.

         (e) The undersigned's ordinary business includes buying or selling shares and debentures (whether as principal or agent) or the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Fund and of making an informed investment decision.

         (f) The undersigned has adequate means of providing for its current needs and possible future contingencies, and it has no need, and anticipates no need in the foreseeable future, to sell the Membership Interests for which it subscribes. The undersigned is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, it is able to hold the Membership Interests for an indefinite period of time and has sufficient net worth to sustain a loss of its entire investment in the Fund in the event such loss should occur.

         (g) The undersigned has no need for liquidity with respect to its investment in the Fund and will have sufficient liquid assets to purchase all of the Membership Interests subscribed for hereunder.

         (h) Except as otherwise indicated herein, the undersigned is the sole party in interest as to its investment in the Fund, and it is acquiring the Membership Interests solely for investment for its own account and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of its Membership Interests to any other person.

         (i) All of the representations and information provided in the undersigned's Confidential Investor Questionnaire, and any additional information that the undersigned has furnished to the Fund with respect to the undersigned's financial position are accurate and complete as of the date of this Subscription Agreement. If there should be any material adverse change in any such representations or information either prior or subsequent to the issuance of the Membership Interests to the undersigned, the undersigned will promptly furnish accurate and complete information concerning any such material change to the Fund. The undersigned shall furnish to the Fund any additional information that it may reasonably request.

         (j) The undersigned has not distributed the Fund Agreement to any other entities and no entities other than the undersigned have used the Fund Agreement.

         (k) The undersigned has not been organized or reorganized for the specific purpose of acquiring the Membership Interests. If the undersigned is a corporation, it has enclosed with this Subscription Agreement copies of its Articles of Incorporation, By-laws (or other organizational documents as may be applicable under the laws of the jurisdiction where it is organized) and the corporate resolution or other evidence of the due authorization of the individual executing the Signature Page so to act on behalf of the corporation, all of which have been certified by the Secretary or an Assistant Secretary of the corporation (or such other officer of the corporation as may be authorized under applicable law) as being true and correct copies thereof and in full force and effect. If the undersigned is a partnership, limited liability company or a trust, the undersigned has enclosed with this Subscription Agreement a copy of its partnership agreement or operating agreement (or other governing agreement) or a copy of its declaration of trust (or other governing instrument), as the case may be, together with evidence of the due authorization of the individual executing the Signature Page so to act on behalf of such partnership, limited liability company or trust, all of which have been certified by an appropriate officer or trustee of such Subscriber. All such documentation is complete, current and in effect as of the date hereof.

         (l) Except as previously disclosed to the Fund, no Affiliate of the undersigned has subscribed to purchase any Membership Interests.

         (m) The undersigned (i) is a QIB or an institutional accredited investor meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB, (ii) has not and will not solicit offers for, or offer or sell, the Membership Interests by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and has not and will not engage in any directed selling efforts (as defined in Rule 902 under the Securities Act) in the United States in connection with the Membership Interests, (iii) is not purchasing with a view to or for offer or sale in connection with any distribution that would be in violation of federal or state law and (iv) will solicit offers for the Membership Interests pursuant to Rule 144A, Section 4(2) of the Securities Act or Regulation S, as applicable, only from, and will offer, sell or deliver the Membership Interests only to, respectively, (A) persons in the United States whom it reasonably believes to be QIBs, (B) institutional accredited investors meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that are not QIBs or (C) non-U.S. persons outside the United States in reliance upon Regulation S under the Securities Act.

         3. The undersigned recognizes that the sale of Membership Interests to it will be based upon its representations and warranties set forth above, and the undersigned agrees on demand to indemnify and to hold harmless the Fund, the Advisor, its affiliates and each officer, director, stockholder, employee, affiliate and/or partner of and of the foregoing, and their successors and assigns, from and against any and all loss, damage, liability or expense, including costs and attorneys' fees (to the extent allowed under applicable law), to which they may be put or which they may incur by reason of, or in connection with, any misrepresentation made by the undersigned in this Subscription Agreement or in any other subscription document delivered herewith, any breach by the undersigned of warranties and/or any failure by the undersigned to fulfill any covenants or agreements set forth in this Subscription Agreement or in the other subscription documents or arising out of the sale or distribution of any Membership Interests by it in violation of the Securities Act or any applicable state securities or blue sky 1aws or the securities laws of any applicable jurisdiction. All representations, warranties and covenants and the indemnification contained in this Subscription Agreement and in the other subscription documents shall survive the acceptance of this subscription and issuance of the Membership Interests to the undersigned.

         4. The undersigned certifies, under penalties of fraud, (i) that the U.S. taxpayer identification number, if any, shown on the Confidential Purchaser Questionnaire is true, correct and complete and (ii) that the undersigned, if and to the extent the undersigned is subject to taxation in the U.S., is not subject to backup withholding either because the undersigned has not been notified that it is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service ("IRS") has notified the undersigned that it is no longer subject to backup withholding. NOTE: If you have been notified by the IRS that you are subject to backup withholding of your taxable interest and dividends because you have under-reported interest or dividends and you have not received a notice from the IRS that backup withholding has terminated, you should strike the underlined portion of the preceding sentence.

         5. The undersigned understands and agrees that the following restrictions and limitations are applicable to its purchase and any resale or other transfer it may make of the Membership Interests:

         (a) The Membership Interests may only be sold or otherwise transferred in compliance with the Securities Act and other applicable laws and only (1) pursuant to Rule 144A under the Securities Act to an institutional investor that the holder reasonably believes is a QIB purchasing for its own account or a QIB purchasing for the account of a QIB, whom the holder has informed, in each case, that the reoffer, resale, pledge, or other transfer is being made in reliance on Rule 144A, (2) in an offshore jurisdiction in accordance with Rule 903 or 904 of Regulation S under the Securities Act, (3) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), subject to (a) the receipt by the Fund of a letter substantially in the form of Schedule 1 or Schedule 2 attached hereto or (b) the receipt by the Fund of an opinion of counsel acceptable to the

Fund that such reoffer, resale, pledge or other transfer is in compliance with the Securities Act, or (4) to the Fund or its affiliates.

         (b) Each Member will be required, upon demand, to disclose to the Fund in writing such information with respect to direct and indirect ownership of the Membership Interests as the Fund deems necessary to comply with provisions of the Code applicable to the Fund or with the requirements of any other appropriate authority.

         (c) Although it is intended that the Membership Interests will be uncertificated, and no plan exists to cause such Membership Interests to be certificated, should the Membership Interests become certificated a legend in substantially the following form will be placed on any certificate(s) evidencing the Membership Interests:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR IS SUCH REGISTRATION CONTEMPLATED. BY ITS ACCEPTANCE OF THIS CERTIFICATE THE HOLDER HEREOF IS DEEMED TO REPRESENT TO FORTRESS PINNACLE INVESTMENT FUND LLC (THE "COMPANY"), THAT (i) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE ACT) UNDER SECTION 4(2) OF THE ACT OR (ii) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" AS DEFINED IN RULE 501 OF REGULATION D PROMULGATED UNDER THE ACT MEETING THE REQUIREMENTS OF RULE 501(a)(1), (2), (3) OR (7) OR (iii) THAT IT IS A NON "U.S. PERSON" AS DEFINED IN REGULATION S, AS PROMULGATED UNDER THE ACT AND THAT IT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE ACCREDITED INVESTORS OR NON U.S. PERSONS; UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH THE PUBLIC DISTRIBUTION HEREOF.

         SUCH SECURITIES MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
         (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), SUBJECT TO (A) THE RECEIPT BY THE FUND OF A LETTER SUBSTANTIALLY IN THE FORM OF SCHEDULE 1 OR SCHEDULE 2 TO THE SUBSCRIPTION AGREEMENT OR (B) THE RECEIPT BY THE FUND OF AN OPINION OF COUNSEL ACCEPTABLE TO THE FUND THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR
         (4) TO THE FUND OR ITS AFFILIATES.

         6. The undersigned is delivering with this Subscription Agreement (i) a fully executed Signature Page and (ii) a completed Confidential Investor Questionnaire. The undersigned agrees to provide any additional documents and information the Fund or the Advisor reasonably requests.

         7. The undersigned agrees to purchase up to the number of Membership Interests subscribed for as indicated on the Signature Page hereof in amounts and at times designated by the Fund in the manner and upon the terms and conditions set forth in the Fund Agreement.

         8. The undersigned agrees to fund any capital commitment required to be funded at the closing of its purchase of Membership Interests of the Fund
(i) by wire transfer, in lawful money of the United States of America in federal or other immediately available funds (or by such other means as may be agreed upon by the Fund), to such bank account of the Fund as it shall designate by two days' prior notice to the undersigned for its credit no later than 12:00 noon, New York City time, on such designated date or (ii) by delivery of a certified or bank check payable to the order of the Fund in lawful money of the United States of America and delivered to the Fund by 12:00 noon, New York City time, on such designated date.

         9. The undersigned understands that it may revoke its subscription by delivery of notice to the Fund prior to the acceptance of the undersigned's subscription by the Fund.

         10. The undersigned understands that this Subscription Agreement may not be assigned without the prior written consent of the Fund, which consent may be withheld for any reason or no reason within the sole discretion of the Fund.

         11. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to such State's principles of conflicts of laws.

         12. ANY CLAIM, CONTROVERSY, DISPUTE OR DEADLOCK ARISING UNDER THIS AGREEMENT (COLLECTIVELY, A "DISPUTE") SHALL BE SETTLED BY ARBITRATION ADMINISTERED UNDER THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA") IN NEW YORK, NEW YORK. ANY ARBITRATION AND AWARD OF THE ARBITRATORS, OR A MAJORITY OF THEM, SHALL BE FINAL AND THE JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY STATE OR FEDERAL COURT HAVING JURISDICTION. NO PUNITIVE DAMAGES ARE TO BE AWARDED. ANY DISPUTE SHALL BE HEARD BY THREE ARBITRATORS OF WHICH EACH PARTY SHALL SELECT ONE WITHIN 10 DAYS OF THE DEMAND FOR ARBITRATION. THE TWO PARTY-APPOINTED ARBITRATORS SHALL SELECT A THIRD ARBITRATOR TO SERVE AS CHAIR OF THE TRIBUNAL WITHIN 10 DAYS OF THE SELECTION OF THE SECOND ARBITRATOR. IF ANY ARBITRATOR HAS NOT BEEN APPOINTED WITHIN THE TIME LIMITS SPECIFIED HEREIN, SUCH APPOINTMENT SHALL BE MADE BY THE AAA UPON THE WRITTEN REQUEST OF EITHER PARTY WITHIN 10 DAYS OF THE REQUEST.

         IN WITNESS WHEREOF, the undersigned executes and agrees to be bound by this Subscription Agreement by executing the Signature Page attached hereon on the date therein indicated.

                                                                    SCHEDULE 1

                   [FORM OF RULE 144A TRANSFER CERTIFICATE]


[Name and Address of Transferor]

      Re:  Membership Interests of Fortress Pinnacle Investment Fund LLC
           _____________________________________________________________

         This letter relates to __% Membership Interests of Fortress Pinnacle Investment Fund LLC (the "Membership Interests") which are held by [insert name of transferor] (the "Transferor"). [Name of transferee] (the
"Transferee") has offered to purchase the Membership Interests from the Transferor.

         In connection with such offer, and in respect of such Membership Interests, I, [name of officer], a duly appointed [vice president] of the Transferee do hereby certify that the Transferee is a "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act of 1933, as amended.

         ____________________________
         Name:
         Title:

Dated: _______________________

cc: Fortress Pinnacle Investment Fund LLC
    c/o FIG Advisors LLC
    1251 Avenue of the Americas, 16th Floor
    New York, New York 10020
    Attn: Mr. Randal A. Nardone

                                                                    SCHEDULE 2

                  [FORM OF REGULATION S TRANSFER CERTIFICATE]

[Name and Address of Transferor]

      Re:  Membership Interests of
           Fortress Pinnacle Investment Fund LLC
           _____________________________________

         This letter relates to __% Membership Interests of Fortress Pinnacle Investment Fund LLC (the "Membership Interests") which are held by [insert name of transferor]) (the "Transferor"). [Name of transferee] (the "Transferee") has offered to purchase the Membership Interests from the Transferor.

         In connection with such offer, and in respect of such Membership Interests, I, [name of officer], a duly appointed [vice president] of the Transferee do hereby certify that the Transferee is not a "U.S. Person" within the meaning of Regulation S promulgated under the Securities Act of 1933, as awarded.


         _________________________________
         Name:
         Title:

Dated: _______________________

cc: Fortress Pinnacle Investment Fund LLC
    c/o FIG Advisors LLC
    1251 Avenue of the Americas, 16th Floor
    New York, New York 10020
    Attn: Mr. Randal A. Nardone

                              SIGNATURE PAGE FOR
                     FORTRESS PINNACLE INVESTMENT FUND LLC

                            SUBSCRIPTION AGREEMENT

         The undersigned, by executing this Signature Page, hereby swears to, adopt and agrees to all terms, conditions, representations, warranties and covenants contained in the Subscription Agreement included in the Subscription Documents.

         Membership Interests Subscribed for: Membership Interests Aggregate Dollar Amount of Subscriber's Membership Interests
         Commitment:

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered
this document as of the   th day of ______________, 2002.


                                       _______________________________________
                                       Print name of subscriber


                                       By: ___________________________________
                                           Signature of authorized
                                           representative or individual


                                       ________________________________________
                                       Print name of authorized representative
                                       (as applicable)


                                       ________________________________________
                                       Capacity of authorized representative
                                       (as applicable)


                                      D-1